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                                   Form 8-K

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 7, 1998
                                                        ---------------


                               The Rouse Company
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


                Maryland            0-1743            52-0735512
          ------------------    ------------     -------------------
           (State or other      (Commission         (IRS Employer
           jurisdiction of      File Number)     Identification No.)
           incorporation)


10275 Little Patuxent Parkway
Columbia, Maryland                                        21044-3456
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(Address of principle executive offices)                  (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
                                                  ---------------



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets.

On April 6, 1998, The Rouse Company (the "Company") and Westfield America, Inc.
 entered into an agreement to purchase a portfolio of interests in retail centers from TrizecHahn Centers Inc. ("TrizecHahn"). Under the terms of the agreement, as amended, the Company agreed to purchase ownership interests in eight retail centers for approximately $1.3 billion in a series of transactions expected to be completed during the third and fourth quarters of 1998. The agreement is subject to the satisfaction of certain conditions and includes a provision for the substitution of, or increase or decrease by TrizecHahn, in certain circumstances, in the number of retail centers to be acquired.

On October 7, 1998, a wholly owned subsidiary of the Company purchased from TrizecHahn assets known as Fashion Place Mall. In related transactions on the same date, other wholly owned subsidiaries purchased from TrizecHahn a 25% interest in assets known as The Fashion Show (a retail center in which the Company indirectly owns the remaining 75% ownership interest) and a 58.1% partnership interest in H-N-W Associates ("HNW"). HNW owns a 34.3% interest in Westdale Associates, a general partnership that owns assets known as Westdale Mall. As a result, Company subsidiaries now own Fashion Place Mall, The Fashion Show and, through affiliates, a 20% interest in Westdale Mall.

Fashion Place Mall is a regional shopping center in Salt Lake City, Utah and contains approximately 382,000 square feet of leasable mall space and three department stores encompassing 566,000 square feet of space. The Fashion Show is a regional shopping center on the Strip in downtown Las Vegas, Nevada and contains approximately 308,000 square feet of leasable space and five department stores encompassing 532,000 square feet of space. Westdale Mall is a regional shopping center in Cedar Rapids, Iowa and contains approximately 383,000 square feet of leasable mall space and four department stores encompassing 471,000 square feet of space. Fashion Place Mall, The Fashion Show and Westdale Mall will continue to operate as regional shopping centers.

The aggregate purchase price for the Company's interests in the properties was approximately $188,250,000, including approximately $132,400,000 paid at closing and approximately $55,850,000 of debt secured by the properties which was assumed by subsidiaries of the Company. The purchase prices were determined on an individual property basis by negotiation between

                                       2
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Item 2.   Acquisition or Disposition of Assets, continued

 the applicable parties. The Company used proceeds from additional mortgage debt secured by one of the properties to pay approximately $21,000,000 of the purchase price at closing. The balance of the purchase price paid at closing of $111,400,000 was funded by borrowings under the Company's unsecured revolving credit facility that was underwritten by The First National Bank of Chicago and Bankers Trust Company.

Prior to the transactions, there were no material relationships between TrizecHahn and the Company or any of its affiliates, any director or officer of the Company or any affiliate of any such director or officer, except an affiliate of the Company had a 75% interest in and managed The Fashion Show Mall in Las Vegas, Nevada, in which TrizecHahn had a 25% ownership interest.

                                       3
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) & (b) It is impracticable for the Company to provide any of the financial statements and pro forma financial information required by Items 7(a) and (b) at this time. The Company will file the required financial statements and pro forma financial information as soon as practicable, but in any event no later than December 20, 1998.

          (c)  The following exhibit is part of this Current Report on Form 8-K:

           Exhibit
           Number                          Exhibit

            2 Asset Purchase Agreement between TrizecHahn Centers Inc. and The Rouse Company and Westfield America, Inc., dated April 6, 1998, is incorporated by reference from the Company's Current Report on Form 8-K filed August 13, 1998.

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                                  Signatures
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       THE ROUSE COMPANY


Date:   October 21, 1998               By  /s/ Jeffrey H. Donahue
                                           -----------------------
                                           Jeffrey H. Donahue
                                           Senior Vice-President and
                                            Chief Financial Officer


Date:   October 21, 1998               By  /s/ George L. Yungmann
                                           ----------------------
                                           George L. Yungmann
                                           Senior Vice-President and
                                            Controller

                                       5
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                                 Exhibit Index
                                 -------------

       Exhibit Number                  Exhibit

          2 Asset Purchase Agreement between TrizecHahn Centers Inc. and The Rouse Company and Westfield America, Inc. dated April 6, 1998, is incorporated by reference from the Company's Current Report on Form 8-K filed August 13, 1998.